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                                                                     EXHIBIT 2.2

                              RESCISSION AGREEMENT

This RESCISSION AGREEMENT ("Agreement") is effective this 25th day of April 2001, and is by and among Century Milestone S&T Co., Ltd., a Colorado corporation ("CEML"), Beijing Century Milestone S&T Co., Ltd., a company organized under the laws of the Peoples Republic of China ("CMST"), the undersigned former shareholders CMST ("Shareholders," each a "Shareholder") and Harrop, Lees, Brown & Co. ("HLB").

                                    RECITALS

WHEREAS, CEML, CMST, certain of the undersigned Shareholders and HLB are parties to a Preliminary Plan of Reorganization dated March 6, 2000 (the "Reorganization Agreement").

WHEREAS, due to the inability of the parties to obtain certain consents and/or approvals from the Peoples Republic China as required by the Reorganization, the parties desire to terminate, unwind and rescind the Reorganization Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.       TERM AND CONDITIONS OF RESCISSION.

         1.1 The Shareholders shall transfer an aggregate of 20,000,000 shares of CEML common stock to CEML for cancellation by CEML, as denoted on the signature page below.

         1.2 CEML shall transfer an aggregate of 100% of the outstanding common stock of CMST to the Shareholders, each Shareholder receiving the same number of shares of CMST common stock as such Shareholder transferred to CEML pursuant to the Reorganization Agreement or otherwise.

         1.3 CEML shall issue to CMST 2,000,000 shares of CEML's restricted common stock and forgive $200,000 owed to CEML by CMST in exchange for CMST's grant to CEML of a transferable, exclusive license to use and market CMST's data compression technology in North America for a term of five (5) years.

         1.4 Each party waives any claim to any payment, royalty, fee, compensation or any other form of remuneration, as the case may be, pursuant to the Reorganization Agreement or otherwise.

         1.5 Except as may be expressly set forth otherwise in this Agreement, the Reorganization Agreement is hereby terminated, and shall be unwound to the fullest extent possible and shall be deemed void in its entirety.

         1.6 Each party shall hold in confidence, and shall not disclose any and all secret or confidential information of such other parties as such party may have acquired from the other parties.

         1.7 CMST and the Shareholders agree to indemnify, defend and hold harmless CEML, and its officers, directors, agents, and employees, from, against, and with respect to any




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claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding, demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or in any manner incident, relating or attributable to any liability of CMST or the Shareholders, whether known or unknown, or any failure of CMST or the Shareholders to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by CMST or the Shareholders under this Agreement, or arising out of or in any manner incident, relating or attributable to the breach of this Agreement or any representation or warranty made by CMST or the Shareholders under the Reorganization Agreement.

2.       RESIGNATION OF CEML OFFICERS AND DIRECTORS

         By his respective signature below, the following individuals resign their respective positions as officers and/or directors of CEML:

                  Luo Yun           -       President, Treasurer and Director
                  Feng Jiming       -       Secretary and Director
                  Bai Xiaodi        -       Director

3. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service, to the addresses set forth on the signature page hereof, or to such other address as may hereafter be designated.

4. JURISDICTION AND DISPUTES. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the State of Colorado, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the State of Colorado. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

5. AGREEMENT BINDING ON SUCCESSORS. The provisions of the Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their legal representatives, administrators, successors, and heirs.

6. WAIVER. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

7. UNDERTAKING AND FURTHER ASSURANCES. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

8. INTERPRETATION AND FAIR CONSTRUCTION OF AGREEMENT. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this




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Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

9. SEVERABILITY. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

10. MODIFICATION. This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

11. COSTS AND ATTORNEYS' FEES. If any party hereto shall bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the Court or arbiter may determine to be a reasonable attorney's fee.

12. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

14. EXPENSES. Subject to the Indemnification provisions in Section 1.7, all costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

15. HEADINGS. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

16. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each signed this Agreement effective on the date first set forth above.



CENTURY MILESTONE S&T CO., LTD.

                                                                       address:
/s/ Michael Harrop
------------------------------                               -------------------

Michael Harrop, Director                                     -------------------


BEIJING CENTURY MILESTONE S&T CO., LTD.
                                                                       address:
/s/ Luo Yun
------------------------------                               -------------------
Luo Yun, President, Director and Shareholder
shares of CEML:  5,680,000                                   -------------------

                                                                       address:
/s/ Feng Jiming
------------------------------                               -------------------
Feng Jiming, Secretary, Director and Shareholder
shares of CEML:  5,660,000                                   -------------------

                                                                       address:
/s/ Liu Jinging
------------------------------                               -------------------
Liu Jinqing, Shareholder
shares of CEML:  1,000,000                                   -------------------

                                                                       address:
/s/ Jiang Hong
------------------------------                               -------------------
Jiang Hong, Shareholder
shares of CEML:  2,000,000                                   -------------------


                                                                       address:
/s/ Xiao Gang
------------------------------                               -------------------
Xiao Gang, Shareholder
shares of CEML:  5,660,000                                   -------------------

                                                                       address:
/s/ Bai Xiadi
------------------------------                               -------------------
Bai Xiadi, Director
                                                             -------------------


HARROP, LEES, BROWN & CO.

                                                                       address:
/s/ Michael Harrop
------------------------------                               -------------------
Michael Harrop, Chairman
                                                             -------------------


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